UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): February 9, 2017 (February 9, 2017)

moleculin biotech, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2017, Moleculin Biotech, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell, in a registered public offering of the Company (the “Offering”), 3,710,000 units, priced at a public offering price of $1.35 per unit, with each unit consisting of: (i) one share of Company common stock, (ii) a five-year Series A warrant to purchase 0.50 of a share of Company common stock, (iii) a 90-day Series B warrant to purchase one share of Company common stock, and (iv) a five-year Series C warrant to purchase 0.50 of a share of Company common stock. The Series C warrants in a unit may only be exercised to the extent and in proportion to a holder of the Series C warrants exercising its Series B warrants included in the unit. The Series A and Series C warrant will have an exercise price of $1.50 per share of common stock. The Series B warrant will have an exercise price of $1.35 per share of common stock. The securities comprising the units are immediately separable and will be issued separately. The offering is expected to close on or about February 14, 2017, subject to the satisfaction or waiver of customary closing conditions.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Over-allotment Option”) to purchase an additional 556,500 shares of Company common stock and/or an additional 556,500 warrants combinations (comprised of an aggregate of 278,250 Series A warrants, 556,500 Series B warrants and 278,250 Series C warrants), in any combinations thereof, from the Company to cover over-allotments at the public offering price per share of $1.349 and public offering price per warrant combination of $.001, respectively, less the underwriting discounts and commissions.

The Company expects to receive approximately $4.5 million in net proceeds from the Offering (excluding the underwriters’ over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses. The units, shares of Company common stock, and warrants are being offered and sold pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-214898), which was declared effective by the Securities and Exchange Commission on February 8, 2017.

The above description of the Underwriting Agreement and warrants is qualified in its entirety by the Underwriting Agreement and form of warrant, which are attached to this report as Exhibits 1.1 and 4.1, respectively, and which are incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Offering, the Company issued a press release announcing that it had priced the Offering, which press release is furnished herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 9, 2017, between Moleculin Biotech, Inc. and Roth Capital Partners, LLC as representative of the underwriters named therein
4.1	Form of Series A/B/C Warrant Agreement to be issued in the Offering
99.1	Moleculin Biotech, Inc. press release dated February 9, 2017

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: February 9, 2017
	By:	/s/ Jonathan Foster
Jonathan Foster
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 9, 2017, between Moleculin Biotech, Inc. and Roth Capital Partners, LLC as representative of the underwriters named therein
4.1	Form of Series A/B/C Warrant Agreement to be issued in the Offering
99.1	Moleculin Biotech, Inc. press release dated February 9, 2017

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